Exhibit 10.1
LIMITED WAIVER, CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS LIMITED WAIVER, CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) is entered into as of February 16, 2007 (the “Third Amendment Effective Date”) among THE PRINCETON REVIEW, INC., a Delaware corporation (“Borrower”), the other Loan Parties signatory hereto, the Lenders a party hereto and Golub Capital Incorporated, a New York corporation, as administrative agent for the Lenders (“Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, Borrower, the other Loan Parties, Lenders and Administrative Agent are parties to that certain Credit Agreement dated as of April 10, 2006, pursuant to which Lenders extended a revolving credit facility to Borrower in the amount of Six Million Dollars ($6,000,000), as amended by that certain First Amendment to Credit Agreement dated as of May 25, 2006, pursuant to which Lenders increased the revolving credit facility to Borrower to the amount of Ten Million Dollars ($10,000,000), as further amended by that certain Limited Waiver and Second Amendment to Credit Agreement dated as of November 3, 2006, pursuant to which Lenders temporarily increased the revolving credit facility to Fifteen Million Dollars ($15,000,000) (the “Credit Agreement”);
     WHEREAS, Borrower and MRU Holdings, Inc., a Delaware corporation (the “Buyer”) intend to enter into an Asset Purchase Agreement dated the date hereof (the “Asset Purchase Agreement”) providing, among other things, for the sale of “Purchased Assets” (as defined in the Asset Purchase Agreement) of the Borrower (the purchase of the Purchased Assets pursuant to the Asset Purchase Agreement referred to herein as, the “Transaction”);
     WHEREAS, Section 7.8 of the Credit Agreement limits the sale, transfer, conveyance, assignment or other disposition by any Loan Party of any of its Accounts, Inventory, Intellectual Property or other assets, outside of the ordinary course of business, other than transactions that in the aggregate are less than $1,000,000 and therefore prohibits the Transaction;
     WHEREAS, Borrower has requested the Lenders and Administrative Agent consent to the Transaction and waive the provisions of Section 7.8 of the Credit Agreement solely for the purpose of completing the Transaction;
     WHEREAS, the parties to the Credit Agreement desire to waive compliance with certain provisions of the Credit Agreement and amend the terms of the Credit Agreement to, among other things, decrease the Revolving Loan Commitment to twelve million dollars ($12,000,000) upon the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
     1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.
     2. Limited Waiver and Consent.
          a. At the Borrower’s request, the Lenders hereby waive the Borrower’s violation of the covenant set forth in Section 7.10(b) of the Credit Agreement for the period beginning December 31, 2006 and ending March 31, 2007, and after which time such covenant shall be in full force and effect.
          b. Subject to the conditions set forth in Section 4 hereof, the Lenders and Administrative Agent hereby consent to the Transaction, and solely in connection therewith, waive the terms of Section 7.8 of the Credit Agreement. Administrative Agent, on behalf of itself and the Lenders and each of their respective present, former and future shareholders, directors, officers, employees, advisors, agents, consultants, partners, subsidiaries, affiliates, representatives, predecessors, successors, assigns and all other persons or entities acting on their behalf or at their respective direction or control (collectively, the “Lender Releasors”), hereby releases, remises, acquits, satisfies and forever discharges any and all rights and interests any Lender Releasor has in the Purchased Assets. Administrative Agent and the Lenders each hereby consent to the filing by the Buyer of the UCC3 statements relating to the release of the security interest of the Lenders in the Purchased Assets and attached hereto as Exhibit A. In addition, Administrative Agent and the Lenders hereby agree to take any and all additional action (including, without limitation, the execution and delivery of requisite documentation related to the release of any intellectual property that comprises the Purchased Assets) reasonably requested by the Buyer to evidence the releases with respect to the Purchased Assets contemplated by the Transaction.
     3. Amendments to Credit Agreement. Upon satisfaction of the conditions set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:
(i) Schedule 1.1 (Definitions) of the Credit Agreement is hereby amended by:
(a) deleting the definition of “Commitments” in its entirety and replacing it as follows:
“ ‘Commitments’ shall mean (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment as set forth on the signature page to the Third Amendment (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments which aggregate commitment shall be twelve million dollars ($12,000,000).”
(b) deleting the definition of “New Commitment” in its entirety.
(c) deleting the definition of “Revolver Reduction Date” in its entirety.
(d) deleting the definition of “Revolving Loan Commitment” in its entirety and replacing it as follows:

“ ‘Revolving Loan Commitment’ shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances as set forth in the signature page to the Third Amendment (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances, which aggregate commitment shall be twelve million dollars ($12,000,000) beginning on the Third Amendment Effective Date and at all times thereafter.”
(e) inserting the following definitions in appropriate alphabetical order:
“ ‘Third Amendment’ shall mean that certain Limited Waiver, Consent and Third Amendment to Credit Agreement, by and among Borrower, the other Loan Parties thereto, Administrative Agent and the Lenders, dated as of February 16, 2007.’ ”
“ ‘Third Amendment Effective Date’ has the meaning given to such term by the Third Amendment.’ ”
(ii) The fourth sentence of Section 2.1(a)(i) of the Credit Agreement is deleted in its entirety and the following is substituted therefore:
“The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Borrowing Base plus two million dollars ($2,000,000) (“Borrowing Availability”).”
(iii) Section 2.5(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:
“Borrower shall pay interest to Administrative Agent, for the ratable benefit of Lenders in accordance with the Loans being made by each Lender, in arrears on each applicable Interest Payment Date, with respect to the Revolving Credit Advances, the Index Rate plus the Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time. The Revolver Index Margin will be 3.00% per annum and the Revolver LIBOR Margin will be 4.00% per annum; provided, that with respect to the aggregate Revolving Credit Advances outstanding in excess of the lesser of (i) the Borrowing Base and (ii) $10,000,000, the Revolver Index Margin will be 4.00% per annum and the Revolver LIBOR Margin will be 5.00% per annum.”
(iv) Section 2.3(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

“Voluntary Prepayments. Borrower may at any time on at least five (5) days’ prior written notice to Administrative Agent voluntarily prepay all or part of the Revolving Loan and permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (i) any such prepayments or reductions shall be in a minimum amount of $250,000 and integral multiples of $100,000 in excess of such amounts, and (ii) the Revolving Loan Commitment shall not be reduced to an amount less than $3,000,000. In addition, Borrower may at any time on at least five (5) days’ prior written notice to Administrative Agent terminate the Revolving Loan Commitment; provided that upon such termination, the entire portion of the principal amount of the Revolving Loan then outstanding and all Obligations related thereto shall be immediately due and payable in full. Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitment must be accompanied by the payment of the fee required by Section 2.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 2.13(b). Upon any such prepayment and reduction or termination of the Revolving Loan Commitment, Borrower’s right to request Revolving Credit Advances shall simultaneously be permanently reduced or terminated, as the case may be. For the avoidance of doubt, no voluntary repayment of all or part of the Revolving Loan shall be deemed to be a prepayment under this Section 2.3 unless accompanied by a notice of permanent reduction of the Revolving Loan Commitment.”
(v) Section 2.3(b)(i) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:
“If at any time, the outstanding balance of the aggregate Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base plus two million dollars ($2,000,000), Borrower shall, within five (5) days, repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess.”
(vi) Section 2.9(e) of the Credit Agreement is hereby deleted in its entirety.
(vii) Section 2.11(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:
“Administrative Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 6.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such charges would cause the balance of the aggregate Revolving Credit Advances to exceed Borrowing Availability. At Administrative Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder. ”

     4. Conditions. The effectiveness of this Third Amendment is subject to the following conditions:
a. The execution and delivery of this Third Amendment by Borrower and the other Loan Parties, Lenders and Administrative Agent;
b. Borrower shall have paid to Administrative Agent a closing fee in the amount of $100,000, and shall have reimbursed Administrative Agent and Lenders for all other fees, costs and expenses, including without limitation, reasonable attorney fees and expenses, as of the Third Amendment Effective Date.
c. Administrative Agent shall have received (i) an executed copy of the Asset Purchase Agreement in form and substance satisfactory to Administrative Agent and attached hereto as Exhibit 4C, and (ii) evidence that the Transaction has been consummated on terms satisfactory to Administrative Agent.
     5. Representations and Warranties. Each Loan Party hereby represents and warrants to Administrative Agent and each Lender as follows:
a. Except as provided on Exhibit 5A hereto, the representations and warranties made by such Loan Party contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except to the extent such representations and warranties are qualified by materiality, contain dollar thresholds or have Material Adverse Effect qualifiers, in which case, such representations and warranties shall be true and correct in all respects);
b. such Loan Party is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;

c. such Loan Party has the power and authority to execute, deliver and perform its obligations under this Third Amendment and the Credit Agreement, as amended hereby;
d. the execution, delivery and performance by such Loan Party of this Third Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary action;
e. this Third Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Person in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability; and
f. except as set forth in Section 2 of the Limited Waiver and Second Amendment to Credit Agreement, by and among Borrower, the other Loan Parties thererto, Administrative Agent and Lenders, dated as of November 3, 2006, no Default or Event of Default exists (and the Loan Parties specifically acknowledge that any misrepresentation of the provisions of this Section 5 shall constitute such an Event of Default).
     6. No Modification. Except as amended hereby, the Credit Agreement and the other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.
     7. Counterparts. This Third Amendment may be executed by one or more of the parties to this Third Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.
     8. Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of Borrower and each Loan Party and their successors and assigns and Administrative Agent and Lenders and their successors and assigns.
     9. Further Assurance. Borrower hereby agrees from time to time, as and when requested by Administrative Agent or any Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Administrative Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Third Amendment, the Credit Agreement and the Loan Documents.
     10. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT

REGARD TO CONFLICTS OF LAW PRINCIPLES.
     11. Severability. Wherever possible, each provision of this Third Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Third Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Third Amendment.
     12. Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Third Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as set forth in Section 2 of this Third Amendment, the execution of this Third Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.
     13. Release. The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Administrative Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Administrative Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Lenders and Administrative Agent or other Releasees on or prior to the date hereof.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, each of the undersigned has executed this Third Amendment as of the date set forth above.

BORROWER:

THE PRINCETON REVIEW, INC., a Delaware corporation

By:	/s/ Mark Chernis

Name: Mark Chernis Title: President and Chief Operating Officer

GUARANTORS:

PRINCETON REVIEW OPERATIONS, L.L.C., a Delaware limited liability company

By:	/s/ Mark Chernis

Name: Mark Chernis Title: Chief Operating Officer
[Signature Page to Third Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

GOLUB CAPITAL INCORPORATED

By:	/s/ Gregory W. Cashman

Name: Gregory W. Cashman Title: Chief Investment Officer

LENDERS:

GOLUB CAPITAL CP FUNDING LLC

By:	/s/ Gregory W. Cashman

Name: Gregory W. Cashman Title: Chief Investment Officer

Revolving Loan Commitment:

On and After the Third Amendment Effective Date:		$12,000,000
[Signature Page to Third Amendment to Credit Agreement]